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                                                                   EXHIBIT 10.20

                              BOSTROM HOLDING, INC.
                                 6530 Campus Way
                             New Albany, Ohio 43054

                            _______________________

_______________________
_______________________
_______________________
_______________________

            Re:   Bostrom Holding, Inc. (the "Company")
                  Grant of Nonqualified Stock Option

Dear _____:

            The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an "Option"), as provided below, under the Bostrom Holding, Inc. 2004 Stock Option Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference. The Option has been granted, and the Option Shares will be issued, pursuant to a "compensatory benefit plan" within the meaning of such term under Rule 701 of the Securities Act of 1933, as amended.

            1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Board" shall mean the Board of Directors of the Company.

            "Cause" shall mean (i) your theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, your perpetration or attempted perpetration of fraud, or your participation in a fraud or attempted fraud, on the Company or your unauthorized appropriation of, or your attempt to misappropriate, any tangible or intangible assets or property of the Company,
(ii) any act or acts of disloyalty, misconduct or moral turpitude by you injurious to the interest, property, operations, business or reputation of the Company or your conviction of a crime the commission of which results in injury to the Company (iii) your failure or inability (other than by reason of your Disability) to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company, as determined in the good faith judgment of the Board, or (iv) your failure to comply with the written policies of the Company or perform duties as reasonably directed by the Board.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

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            "Committee" shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended. No member of the Committee shall have within one year prior to his or her appointment received awards under the Plan if such receipt would cause such member to cease to be a "disinterested person" under Rule 16b-3.

            "Common Stock" shall mean the Company's Class A Common Stock, par value $.01 per share, or, in the event that the outstanding Class A Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

            "Company" shall mean Bostrom Holding, Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Bostrom Holding, Inc. as such term is defined in Section 424(f) of the Code.

            "Disability" shall mean your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations as an employee of the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

            "Fair Market Value" of the Common Stock shall be determined in good faith by the Committee or, in the absence of the Committee, by the Board.

            "Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than you, and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

            "Original Stockholders" shall mean the persons and entities listed on the Schedule of Original Stockholders attached hereto and incorporated by reference herein, so long as each such person or entity continues to own shares of the Company's Common Stock.

            "Registration Agreement" shall mean that certain Registration Agreement, dated as of October 5, 2000, by and among the Company and certain investors as amended from time to time.

            "Sale of the Company" shall mean a merger or consolidation effecting a change in control of the Company, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities.

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            "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

            "Senior Loan Agreement" shall mean that certain Amended and Restated Credit Agreement dated of March 28, 2003, among Commercial Vehicle Systems Limited, KAB Seating Limited, National Seating Limited, Commercial Vehicle Systems, Inc., CVS Holdings, Inc., the Company, Bank of America, N.A., JPMorgan Chase Bank, and other financial institutions a party thereto.

            2.    Option.

            (a) Terms. Your Option is for the purchase of up to _________ shares of Common Stock (the "Option Shares") at a price per share of _________ (the "Exercise Price"), payable upon exercise as set forth in paragraph 2(b) below. Your Option shall expire at the close of business on April 30, 2014 (the "Expiration Date"), subject to earlier expiration as provided in paragraph 3(c) below or upon termination of your employment as provided in paragraph 4(b) below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

            (b) Payment of Option Price. Subject to paragraph 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by
(ii) the number of Option Shares to be acquired. Payment shall be made in cash (including check, bank draft or money order).

            3.    Exercisability/Vesting.

            Normal Vesting. Your Option may be exercised only to the extent it has become vested. Your Option shall fully vest and become exercisable (i) with respect to 50% of your Option Shares (rounded to the nearest whole share) immediately upon your execution of this Agreement, (ii) with respect to 25% of your Option Shares (rounded to the nearest whole share) on June 30, 2005, and
(iii) with respect 25% of your Option Shares (rounded to the nearest whole share) on June 30, 2006, if and only if, with respect to items (ii) and (iii) of this paragraph, you are, and have been, continuously employed by the Company from the date of this Agreement through (A) June 30, 2005, with respect to item
(ii) of this paragraph, and (B) June 30, 2006 with respect to item (iii) of this paragraph.

            (a) Effect on Vesting in Case of Employment Termination. Notwithstanding paragraph 3(a) above, the following special vesting rules shall apply if your employment with the Company terminates prior to the Expiration
Date:

                  (i) Death or Disability. Your Option shall fully vest and become exercisable with respect to 100% of your Option Shares if you die or become subject to any Disability while an employee of the Company.

                  (ii) Retirement. If you retire (with the approval of the Committee or the Board) from employment with the Company, your Option shall be vested and fully exercisable with respect to that portion of your Option that was vested and exercisable on

                                      -3-
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      the date of your retirement. Any portion of your Option that was not vested and exercisable on the date of your retirement shall expire and be forfeited.

                  (iii) Other Termination of Employment. Unless otherwise determined by the Committee, if your employment terminates other than for death, Disability, retirement (with the approval of the Committee or the Board), resignation or discharge for Cause, your Option shall be vested and fully exercisable with respect to that portion of your Option that was vested and exercisable on the date your employment with the Company ceased and any portion of your Option that was not vested and exercisable on such date shall expire and be forfeited. If you resign or are discharged for Cause, all of your Option not previously exercised shall expire and be forfeited whether exercisable or not.

            Except as provided in this paragraph 3(b), the number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to be employed by the Company.

            (b) Acceleration of Vesting on Sale of the Company. If you have been continuously employed by the Company from the date of this Agreement until a Sale of the Company, the portion of your outstanding Option which has not become vested at the date of such event shall immediately vest and become exercisable with respect to 100% of the Option Shares simultaneously with the consummation of the Sale of the Company. In any event, any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company shall expire and be forfeited, unless otherwise determined by the Committee or the Board.

            4.    Expiration of Option.

            (a) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

            (b) Early Expiration Upon Termination of Employment. Except as otherwise provided herein, any portion of your Option that was not vested and exercisable as of the date your employment with the Company terminated shall expire and be forfeited on such date, and any portion of your Option that was vested and exercisable as of the date your employment with the Company terminated shall also expire and be forfeited; provided that: (i) if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire 180 days from the date of your death or Disability, but in no event after the Expiration Date, (ii) if you retire (with the approval of the Committee or the Board), the portion of your Option that is vested and exercisable shall expire 90 days from the date of your retirement, but in no event after the Expiration Date, and (iii) if you are discharged other than for Cause, the portion of your Option that is vested and exercisable shall expire 30 days from the date of your discharge, but in no event after the Expiration Date.

            5. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is exercisable, at any time and from time to time prior to

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its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgement that you have reviewed and have been afforded an opportunity to ask questions of management of the Company with respect to all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

            6. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent and warrant that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered or qualified under the Securities Act and applicable state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

            7. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

            8. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

            9. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company

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without Cause), any portion of your Option that was not previously vested and exercisable shall expire and be forfeited, except as otherwise provided herein. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in paragraph 11 below.

            10. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

            11. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under your Option.

            12. Right to Purchase Option Shares Upon Your Termination of Employment.

            (a) Repurchase of Option Shares. If your employment with the Company shall terminate, including upon your death, Disability, resignation or termination with or without Cause (the date on which such termination occurs being referred to as the "Termination Date"), then the Company shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of paragraph 13 hereof (the "Repurchase Option").

            (b) Repurchase by Company. The Company may elect to purchase all or any portion of the Option Shares by delivery of written notice (the "Repurchase Notice") to you or any other holders of the Option Shares within 180 days after the Termination Date. The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by you at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole share).

            (c) Repurchase by Original Stockholders. If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option, then the Original Stockholders shall be entitled to exercise the Company's Repurchase Option in the manner set forth in paragraph 12(a) for all or any portion of the number of Option Shares the

                                      -6-
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Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there shall be Available Shares, but in any event within 90 days after the Termination Date, the Company shall deliver written notice (the "Option Notice") to the Original Stockholders setting forth the number of Available Shares and the price for each Available Share. Each Original Stockholder may elect to purchase any number of Available Shares by delivering written notice to the Company within 20 days after receipt of the Option Notice from the Company. If more than one Original Stockholder elects to purchase the Available Shares and such elections exceed the number of Available Shares, the number of Available Shares to be purchased by the electing Original Stockholders shall be allocated among them pro rata based upon their relative percentage ownership of Original Stock as set forth in paragraph 1 hereof. As soon as practicable, and in any event within five days after the expiration of such 20-day period, the Company shall notify you and any other holder(s) of Option Shares as to the number of Option Shares being purchased from you by the Original Stockholders (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to you and such other holder(s) of Option Shares, the Original Stockholders shall also receive written notice from the Company setting forth the number of shares it is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

            (d) Closing of Repurchase of Option Shares. The purchase of Option Shares pursuant to this paragraph 12 shall be closed at the Company's executive offices within 20 days after the expiration of the 180-day period referred to in paragraph 12(b). At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in paragraph 13(b) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. Any purchaser of Option Shares under this paragraph 12 shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures to be guaranteed by a national bank or reputable securities broker.

            13.   Purchase Price for Option Shares.

            (a) Purchase Price. The purchase price per share to be paid for the Option Shares purchased by the Company and the Original Stockholders pursuant to paragraph 12 shall be equal to the Fair Market Value of such Option Shares as of the Termination Date.

            (b) Manner of Payment. If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares: (i) first, by certified check or wire transfer of funds to the extent such payment would not cause the Company to violate the General Corporation Law of the State of Delaware and would not cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or other material agreement; and
(ii) thereafter, with a subordinated promissory note of the Company. Such subordinated promissory note shall bear interest annually at the Base Rate (which shall be payable annually in cash unless otherwise

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prohibited), shall have all principal payment due on the fifth anniversary of the date of issuance and shall be subordinated on terms and conditions satisfactory to the holders of the Company's indebtedness for borrowed money. The "Base Rate" means a rate of interest equal to the sum of (x) the rate of interest which is identified as the "Prime Rate" and published in the Money Rates section of The Wall Street Journal on the Termination Date and (y) 100 basis points. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by you to the Company. If any Original Stockholders elect to purchase all or any portion of the Available Shares, such Original Stockholders shall pay for that portion of such Option Shares by certified check or wire transfer of funds.

            14.   Restrictions on Transfer.

            (a) Transfer of Option Shares. You shall not sell, pledge or otherwise transfer any interest in any Option Shares except pursuant to a Public Sale or the provisions of paragraph 12 or 16 hereof ("Exempt Transfers") and except pursuant to the provisions of this paragraph 14. At least 30 days prior to making any transfer other than an Exempt Transfer, you shall deliver a written notice (the "Sale Notice") to the Company; provided that in no event shall any transfer of Option Shares pursuant to this paragraph 14 be made for any consideration other than cash payable upon consummation of the transfer or in installments over time. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. You agree not to consummate any such transfer until 30 days after the Sale Notice has been delivered to the Company, unless the parties to the transfer have been finally determined pursuant to this paragraph 14 prior to the expiration of such 30-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

            (b) Certain Permitted Transfers. The restrictions contained in this paragraph 14 shall not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among your family group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement. Your "family group" means your spouse and descendants.

            (c) Termination of Restrictions. The restrictions on the transfer of Option Shares set forth in this paragraph 14 shall continue with respect to each Option Share until the date on which such Option Share has been transferred in a transaction permitted by this paragraph (except in a transaction contemplated by paragraph 14(c)); provided in any event the restrictions on transfers set forth in this paragraph 14 shall terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

            15.   Additional Restrictions on Transfer.

            (a) Restrictive Legend. The certificates representing the Option Shares shall bear the following legend:

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      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON
      ______________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND JERRY ARMSTRONG DATED AS OF _________ _____ A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

            (b) Opinion of Counsel. You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

            16.   Sale of the Company.

            (a) Consent to Sale of Company. If the Board and the holders of a majority of the Company's Common Stock then outstanding approve the sale of the Company to an independent third party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Common Stock) (the "Approved Sale"), you shall consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, reverse merger, or other transaction having the effect of a stock sale, you shall agree to sell all of your Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company. For purposes of this paragraph 16, an "independent third party" is any person who does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Company's Common Stock.

            (b) Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

            (c) Termination of Restrictions. The provisions of this paragraph 16 shall terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

            17. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall be entitled to specific performance and/or injunctive relief (without posting bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

            18. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

            19. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

            20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

            22. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            23. Governing Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of New York.

            24. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company and the Original Stockholders at the addresses indicated below:

            If to the Optionee:

            ___________________________________
            ___________________________________
            ___________________________________
            ___________________________________

            If to the Company:

            Bostrom Holding, Inc.
            c/o Hidden Creek Industries
            4508 IDS Center
            Minneapolis, Minnesota 55402
            Attention: Judith A. Vijums
            Telecopy: (612) 332-2012

            If to the Original Stockholders:

            c/o Hidden Creek Industries
            4508 IDS Center
            Minneapolis, Minnesota 55402
            Attention: Judith A. Vijums
            Telecopy: (612) 332-2012

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

            25. Entire Agreement. This Agreement and the Plan constitute the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company. If there are any conflicts in terms and conditions between this Agreement and the Plan, the terms and conditions of the Plan shall govern, unless otherwise determined by the Committee or the Board.

                                    * * * * *

            Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                          Very truly yours,

                                          By: __________________________________
                                              Name:  Daniel F. Moorse
                                              Title: Vice President

Enclosures: (1)   Extra copy of this Agreement
            (2)   Copy of the Plan

            The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of                               OPTIONEE

May __, 2004                              ______________________________________

                                          Name: ________________________________

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                                     CONSENT

            The undersigned spouse of ___________hereby acknowledges that I have read the foregoing Stock Option Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

            I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

                                         ______________________________
                                         Name of Spouse:

                                         ______________________________
                                         Witness

                                       13
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                        Schedule of Original Stockholders

        See Annex A attached hereto and incorporated by reference herein.